NUMBER

______

SHARES

______

SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP ______

MISTRAL ACQUISITION COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

This Certifies that ______

is the owner of ______

FULLY PAID AND NON-ASSESSABLE SHARES OF PARE VALUE OF $0.001 EACH OF COMMON STOCK OF

MISTRAL ACQUISITION COMPANY

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Corporation will be forced to liquidate if it is unable to complete a business combination by ______, 2010 (or ______, 2010 pursuant to an extension as provided in the Corporation's Amended and Restated Certificate of Incorporation) all as more fully described in the Corporation's final prospectus dated ______, 2008.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: ______, *2008.*

Mistral Acquisition Company
CORPORATE
DELAWARE
SEAL
2007

______
SECRETARY

______
PRESIDENT

Mistral Acquisition Company

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian _____ (Cust) (Minor)
TEN ENT –	as tenants by the entireties	under Uniform Gifts to Minors
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	Act ____________ (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ________________________ *hereby sells, assigns and transfers unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *Shares*

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint.

____ *Attorney*

to transfer the said Stock on the books of the within named Corporation will full power of substitution in the premises.

Dated __________________

____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company's liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.